EXHIBIT 8

                   CONSENT OF PAUL M. FISCHER, FSA, CLU, CHFC


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                                                  May 1, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Gentlemen:

         This opinion is furnished in connection with the registration of flexible premium variable life insurance policies ("Policies") under the Securities Act of 1933. The prospectus included in the Registration Statement on Form S-6 (SEC File No. 333-65823) describes the Policies. The forms of Policies were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.

         In my opinion, the illustrations of death benefits and cash values included in the exhibits to the Registration Statement, are consistent with the provisions of the respective forms of the Policies.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Paul M. Fischer
                                           Paul M. Fischer, FSA, CLU, ChFC
                                           Vice President